For further information, contact:
Trish Scorpio
651-355-4593
Patricia.Scorpio@chsinc.com
FOR IMMEDIATE RELEASE
CHS owners elect five directors to CHS Board

SAINT PAUL, MINN. (December 8, 2025) - Owners of CHS, a global agribusiness and the nation’s leading cooperative, elected five board members to three-year terms during the 2025 CHS Annual Meeting held Dec. 4-5 in Minneapolis, Minnesota.

The following leaders were reelected to the CHS Board of Directors:

•Alan Holm, who raises corn, soybeans, sweet corn, peas and alfalfa with his family near Sleepy Eye, Minnesota, and represents Region 1 (Minnesota).
•Kevin Throener, who raises crops and operates a cow-calf operation with his family near Cogswell, North Dakota. He represents Region 3 (North Dakota).
•Hal Clemensen, who raises corn and soybeans near Aberdeen, South Dakota. He represents Region 4 (South Dakota).
•Mark Farrell, who operates a family corn and soybean farm near Cross Plains, Wisconsin, and represents Region 5 (Connecticut, Delaware, Illinois, Indiana, Kentucky, Ohio, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia and Wisconsin).
•Jerrad Stroh who produces corn and soybeans on his family farm near Juniata, Nebraska, and represents Region 8 (Colorado, Nebraska, Kansas, New Mexico, Oklahoma and Texas).

Board officer succession
The following CHS Board members were elected to one-year officer terms:

•C.J. Blew, Castleton, Kansas, elected chair
•Jon Erickson, Minot, North Dakota, elected first vice chair
•Scott Cordes, Wanamingo, Minnesota, reelected second vice chair
•Russ Kehl, Quincy, Washington, reelected secretary-treasurer
•Alan Holm, Sleepy Eye, Minnesota, reelected assistant secretary-treasurer

New CHS Board Chair C.J. Blew steps into the role held by Dan Schurr, LeClaire, Iowa, since 2017. Schurr announced in September 2025 that he would not seek reelection to his Board seat at the conclusion of his term in December 2026 and would not seek reelection for the chair role following the 2025 CHS Annual Meeting. Schurr’s final term in 2026 will mark 20 years of service to CHS and the cooperative system.

“I am dedicated to the cooperative system and CHS,” said Schurr. “I also believe strongly in the fresh thinking and new perspectives made possible through effective succession. While I have thoroughly enjoyed my service to CHS and its owners, it’s time for a new Board member to step in to help propel CHS into the future.”

“We thank Dan for his two decades of commitment to CHS and will continue to benefit from his experience and insights,” said Blew. “I am energized and excited to build on his legacy as we continue creating connections to empower agriculture through the strength of CHS and the cooperative system.”

Nominating committee elected
Also at the annual meeting, 16 members of the newly formed CHS Nominating Committee were elected. This group will work to secure the best candidates to lead CHS into the future as members of the CHS Board of Directors and will recommend CHS Board candidates for the 2026 election.

Elected to one-year terms on the CHS Nominating Committee were:
Region 1: Ryan Mackenthun, Minnesota
Region 2: Wagner Harmon, Montana
Region 3: Darren Sletten, North Dakota
Region 4: Miles Mendel, South Dakota
Region 5: Jeremy Mills, Indiana
Region 6: Adam Clark, Idaho
Region 7: Glenn Christ, Iowa
Region 8: Jeff Loschen, Nebraska

Elected to two-year terms on the CHS Nominating Committee were:
Region 1: Chad Okeson, Minnesota
Region 2: Dan Schuler, Montana
Region 3: Adam Leiphon, North Dakota
Region 4: Tyler Fischer, South Dakota
Region 5: Tom Walker, Wisconsin
Region 6: John Schumacher, Idaho
Region 7: Tracy Studer, Iowa
Region 8: Rick Brune, Nebraska

CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries and employs approximately 10,000 people worldwide. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of $35.5 billion in fiscal year 2025. CHS is committed to reducing our impact on the planet, finding and developing new solutions in agriculture and energy, and investing in ways to build a better future for our owners, customers, employees and communities.